UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 30, 2012

INTERNAP NETWORK SERVICES CORPORATION
(Exact name of registrant as
specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-27265 (Commission File Number)	91-2145721 (IRS Employer Identification no.)

One Ravinia Drive, Suite 1300, Atlanta, Georgia (Address of principal executive offices)	30346 (Zip Code)

Registrant’s telephone number,
including area code:  (404) 302-9700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Internap Network Services Corporation (the “Company”) entered into a Fourth Amendment to Credit Agreement (the “Amendment”), effective August 30, 2012, with Wells Fargo Capital Finance, LLC, as agent, and the lenders named in the Amendment. The Amendment amends the Company’s Credit Agreement dated as of November 2, 2010.

The Amendment increases the revolving credit facility of the Credit Agreement by $10.0 million, for a total revolving credit facility of $70.0 million. The Amendment also increases the term loan facility by $10.0 million, for a total term loan facility of $67.25 million. Following the Amendment, the total amount of loans available under Credit Agreement is $137.25 million.

The Company must repay the term loan in quarterly installments on the last day of each fiscal quarter commencing September 30, 2012, with each such quarterly installment in an amount equal to $875,000, with the remaining unpaid balance due on August 30, 2015.  Borrowings under the revolving credit facility are also due on August 30, 2015.

The Amendment also lowers the minimum required liquidity covenant of the Credit Agreement from $30.0 million to $20.0 million.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the Amendment, which is filed as exhibit 10.1, and is incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The disclosure set forth under Item 1.01 “Entry into a Material Definitive Agreement” above, is incorporated into this Item 2.03 by reference.

Item 9.01	Financial Statements and Exhibits.

(d)             Exhibits:

Exhibit No.	Description
10.1	Fourth Amendment to Credit Agreement dated August 30, 2012 by and among the Company and Wells Fargo Capital Finance, LLC, as agent for the Lenders.

SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERNAP NETWORK SERVICES CORPORATION

Date: September 4, 2012	By: /s/ J. Eric Cooney
J. Eric Cooney President and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Document
10.1	Fourth Amendment to Credit Agreement dated August 30, 2012 by and among the Company and Wells Fargo Capital Finance, LLC, as agent for the Lenders.